Exhibit 10.2
CONFIDENTIAL TREATMENT REQUESTED
First Amendment to the Distribution Agreement
between
CEPHEID AND INFECTIO DIAGNOSTIC (I.D.I) INC. of November 4, 2003
This is the first amendment (“Amendment”) to the Distribution Agreement between Cepheid and lnfectio Diagnostic (I.D.I.) of November 4, 2003 (hereinafter the “2003 Agreement”). This Amendment is made as of the January 24, 2005 (the “Effective Date”) and is by and between Cepheid, a California corporation with its principal place of business at 904 Caribbean Drive, Sunnyvale, CA 94089 (“Cepheid”) and GeneOhm Sciences, Inc., a Delaware corporation with its principal place of business at 6146 Nancy Ridge Drive San Diego, CA 92121 (“GeneOhm”). GeneOhm has recently merged with IDI and stands in the shoes of IDI as to performance under the 2003 Agreement. Cepheid and GeneOhm are sometimes referred to herein individually as a “Party”, and collectively as the “Parties.”
WHEREAS, the Parties wish to expand the purposes for which GeneOhm may sell SmartCycler Instruments,
NOW THEREFORE, the Parties agree as follows:
1.	Paragraph 1.10 of the 2003 Agreement is deleted in its entirety and is replaced by the following:
1.10	“Smart Cycler Instruments” means the Smart Cycler® I and II Systems instruments manufactured and sold by Cepheid that are used to perform Real Time PCR (and that include a computer), the Smart Cycler Reaction Tubes to be used with such Smart Cycler Systems, the Cepheid Smart Cycler Software (and any improvements and upgrades thereof) when sold in conjunction with the sale by GeneOhm of a Smart Cycler I or II System, and any new generation of the Smart Cycler Instruments, which instruments do not include integrated sample preparation. (Software upgrades and Smart Cycler add on blocks offered by Cepheid to its then existing Smart Cycler customers to be used with those customers’ already purchased Smart Cycler Instruments, i.e. aftermarket software upgrades and aftermarket add ons, shall also be available for sale by GeneOhm to upgrade each Smart Cycler instrument sold by GeneOhm that has not been provided with such software or block originally, provided that with respect to upgrades that they are relevant to the Nonexclusive Distribution Right in Paragraph 2.1.1.)
2.	Paragraph 2.1.1 of the 2003 Agreement is deleted in its entirety and is replaced by the following:
2.1.1	Nonexclusive Distribution Right. Cepheid hereby appoints GeneOhm to act as its nonexclusive, distributor of Smart Cycler Instruments in the United States and Canada solely for use with IDI Assays, its customers’ home brew tests for human in vitro diagnostics, its customer’s uses in

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

performing assays using Analyte Specific Reagents (as that term is defined by the U.S. Food and Drug Administration) for human in vitro diagnostics, its customer’s uses in clinical research for human in vitro diagnostics, and its customer’s uses with assays manufactured and marketed by or for Cepheid, and outside the United States and Canada, solely for use with IDI Assays. IDI covenants and agrees that it will not apply, sell, offer to sell, or cause to be sold, assays for use with the Smart Cycler Instrument, other than those described above, or induce its customers to use the Smart Cycler Instrument for other than the assays described above.
3.	The first two sentences of Paragraph 4.2 of the 2003 Agreement are deleted in their entirety and are replaced by the following:
4.2	Prices. Cepheid will transfer the Smart Cycler Instruments to IDI at the following pricing: For annual orders of 1 — 199 Smart Cycler Instruments, the transfer price will be Cepheid’s Manufacturing Cost plus [***] percent ( [***] %) for each such instrument ordered with software capable of running IDI assays only, plus [***] dollars ($ [***] ) for each such instrument ordered with software capable of running both IDI or Cepheid assays and general purpose real time PCR assays (hereinafter Multipurpose Software) (including home brews and Analyte Specific Reagents (as that term is defined by the U.S. Food and Drug Administration)). (By way of explanation, for Smart Cycler Instruments ordered with the Multipurpose Software, the Multipurpose Software is provided at an additional transfer price of $ [***] for each Smart Cycler system ordered, whether that system has one block, two blocks or up to six blocks, which is the maximum number of blocks that can be run on one computer, i.e. each Multipurpose Software package purchased by GeneOhm can be used for only one Smart Cycler computer system.) For annual orders of 200 Smart Cycler Instruments or more, the transfer price will be Cepheid’s Manufacturing Cost plus [***] percent (43%) for such instruments ordered with software for running IDI assays only, plus [***] dollars ($ [***] ) if ordered with Multipurpose Software. Regardless of the annual sales volume, aftermarket software upgrades shall have a transfer price to GeneOhm equal to the Cepheid list price minus [***] %. (Balance of Paragraph as before).
The Parties, through their authorized officers, have executed this Agreement as of the Effective Date.

CEPHEID		GeneOhm Sciences, Inc.

By:	/s/ Joseph H. Smith	By:	/s/ Peter Klemm

Name: Joseph H. Smith		Name: Peter Klemm

Title: Sr. Vice President & General Counsel		Title: CEO

Date Signed: 04/06/05		Date Signed: 03/30/05

The symbol [***] is used to indicate that a portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.